Exhibit 21.1

List of Subsidiaries of Allegion plc
Set forth below is a list of subsidiaries that will be transferred by Ingersoll-Rand plc and its subsidiaries to Allegion plc in connection with the spin-off. Unless otherwise indicated, all of the subsidiaries listed below will be wholly owned subsidiaries of Allegion plc and will be owned directly by either Allegoin plc or by wholly owned subsidiaries of Allegion plc.

Subsidiary	Jurisdiction of Formation
A.B.S. - R.I.C.A.	France
Administradora Lockey CA**	Venezuela
Allegion A/S	Denmark
Allegion B.V.	Netherlands
Allegion Limited	New Zealand
Allegion LLC	Delaware
Allegion NV	Belgium
Allegion SA	Venezuela
Allegion (Australia) Pty Limited	Australia
Allegion Canada Inc.	Canada
Allegion Chile SpA	Chile
Allegion Colombia S.A.S.	Colombia
Allegion de Mexico, S. de R.L. de C.V.	Mexico
Allegion Deutsche Holding GmbH	Germany
Allegion EMEA BVBA	Belgium
Allegion Emniyet ve Guvenlik Sistemleri Sanayi AS	Turkey
Allegion Fu Hsing Limited**	Hong Kong
Allegion Fu Hsing Holdings Limited**	BVI
Allegion (Gibraltar) Holding Limited	Gibraltar
Allegion (Hong Kong) Limited	Hong Kong
Allegion Immobilien GmbH	Germany
Allegion India Private Limited	India
Allegion International AG	Switzerland
Allegion International AG (Spółka Akcyjna) Oddział w Polsce	Poland
Allegion Investments (UK) Limited	United Kingdom
Allegion Irish Holding Company Limited	Ireland
Allegion Luxembourg Holding and Financing S.à r.l.	Luxembourg
Allegion Lux Financing I S.à r.l	Luxembourg
Allegion Lux Financing II S.à r.l.	Luxembourg
Allegion Panama, S. de R.L.	Panama
Allegion S&S Holding Company Inc.	Delaware
Allegion S&S Lock Holding Company Inc.	Delaware
Allegion Security Technologies (China) Co. Ltd.	China

Subsidiary	Jurisdiction of Formation
Allegion (UK) Limited	United Kingdom
Allegion US Holding Company Inc.	Delaware
Beijing Bocom Video Communication Systems Co., Ltd.*	China
Beijing Metal Door Co., Ltd.*	China
Bricard S.A.	France
CISA Cerraduras S.A.	Spain
CISA SpA	Italy
D. Purdue & Sons Ltd.*	South Africa
Dor-O-Matic (Illinois) LLC	Illinois
Dor-o-Matic of Mid Atlantic States, Inc.	New Jersey
Electronic Technologies Corporation USA	New York
Fu Hsing Industrial (Shanghai) Co., Ltd.**	China
Fu Jia Hardware Products (Shanghai) Co., Ltd.**	China
Fu Yang Investment Company Limited	Taiwan
Harrow Industries LLC	Delaware
Harrow Products (Delaware) LLC	Delaware
Harrow Products, LLC	Delaware
Interflex Datensysteme GesmbH	Austria
Interflex Datensysteme GmbH & Co KG	Germany
Inversora Lockey Ltda.**	Colombia
Inversora Lockey CA**	Venezuela
Lockey Corp.**	Florida
Newman Tonks (Overseas Holdings) Limited	United Kingdom
Normbau Beschlage und Ausstattungs GmbH	Germany
Normbau France SAS	France
NT Group Properties Limited	United Kingdom
NT Leamington Limited	United Kingdom
Recognition Systems LLC	California
Schlage de Mexico SA de CV	Mexico
Schlage Lock Company LLC	Delaware
Shanghai Bocom Video Communication System Co. Ltd.	China
Shenzhen Bocom System Engineering Company Ltd	China
Taiwan Fu Hsing Industrial Company*	Taiwan
Tratamaq CA*	Venezuela
XceedID Corporation	Delaware
Von Duprin LLC	Indiana

*    Minority owned subsidiary
**    Majority owned subsidiary